UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2005

UNITED DOMINION REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado	80129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

      On May 25, 2005, United Dominion Realty Trust, Inc. (the "Company") entered into an Amended and Restated Credit Agreement with Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners, Wachovia Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, SunTrust Bank and Wells Fargo Bank, National Association, as Documentation Agents, Citicorp North America, Inc., Keybank, N.A. and U.S. Bank National Association, as Managing Agents, Lasalle Bank National Association, Mizuho Corporate Bank, Ltd., New York Branch and UFJ Bank Limited, New York Branch, as Co-Agents, and each of the financial institutions initially a signatory thereto and their assignees, as Lenders. The Amended and Restated Credit Agreement is a three-year unsecured credit facility in the initial amount of $500 million, which includes a $50 million letter of credit subfacility and a $35 million swingline subfacility. The initial amount of $500 million under the Amended and Restated Credit Agreement may be increased to $750 million if the initial lenders increase their commitments or the Company receives commitments from additional lenders.

      The Amended and Restated Credit Agreement dated as of May 25, 2005 amends and restates the Company's three-year $500 million unsecured Credit Agreement dated March 14, 2003, which is attached as Exhibit 99.1 to the Company's Current Report on Form 8-K dated March 14, 2003, filed with the Securities and Exchange Commission on April 3, 2003 (Commission File No. 1-10524).

      On May 27, 2005, the Company borrowed $240 million under the Amended and Restated Credit Agreement dated as of May 25, 2005 to pay outstanding balances under the Credit Agreement dated March 14, 2003.

      The Amended and Restated Credit Agreement dated as of May 25, 2005 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

      Certain of the parties to the Amended and Restated Credit Agreement, directly or through affiliates, have pre-existing relationships with the Company and have provided commercial lending, advisory and other services for the Company and its affiliates from time to time, for which such parties have received customary fees and expenses. Certain of the parties to the Amended and Restated Credit Agreement, directly or through affiliates, have also provided investment banking services to the Company, including as underwriter or agent in certain of the Company's public offerings of debt and equity securities, for which such parties received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for, the Company and its affiliates in the ordinary course of their business.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

      The information reported under Item 1.01 of this Report is incorporated into this Item 2.03 by reference. The Amended and Restated Credit Agreement dated as of May 25, 2005 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

     (c) Exhibits

Exhibit
No.	Description
10.1	Amended and Restated Credit Agreement dated as of May 25, 2005, by and among United Dominion Realty Trust, Inc., as Borrower, Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners, Wachovia Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, SunTrust Bank and Wells Fargo Bank, National Association, as Documentation Agents, Citicorp North America, Inc., Keybank, N.A. and U.S. Bank National Association, as Managing Agents, LaSalle Bank National Association, Mizuho Corporate Bank, Ltd., New York Branch and UFJ Bank Limited, New York Branch, as Co-Agents, and each of the financial institutions initially a signatory thereto and their assignees, as Lenders.

10.2	Credit Agreement dated as of March 14, 2003 by and among United Dominion Realty Trust, Inc., Wachovia Bank, National Association, as Agent, Wachovia Securities, Inc. and J.P. Morgan Securities, Inc., as Joint Lead Arrangers/Joint Bookrunners, JPMorgan Chase Bank and Bank One, NA, as Syndication Agents, Wells Fargo Bank, National Association and KeyBank National Association, as Documentation Agents, SunTrust Bank, Citicorp North America, Inc. and SouthTrust Bank, as Co-Agents, and each of the financial institutions initially a signatory thereto together with their assignees (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated March 14, 2003, filed with the Securities and Exchange Commission on April 3, 2003, Commission File No. 1-10524).

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.
Date: May 27, 2005	/s/ Scott A. Shanaberger
Scott A. Shanaberger
Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated as of May 25, 2005, by and among United Dominion Realty Trust, Inc., as Borrower, Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners, Wachovia Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, SunTrust Bank and Wells Fargo Bank, National Association, as Documentation Agents, Citicorp North America, Inc., Keybank, N.A. and U.S. Bank National Association, as Managing Agents, LaSalle Bank National Association, Mizuho Corporate Bank, Ltd., New York Branch and UFJ Bank Limited, New York Branch, as Co-Agents, and each of the financial institutions initially a signatory thereto and their assignees, as Lenders.

10.2	Credit Agreement dated as of March 14, 2003 by and among United Dominion Realty Trust, Inc., Wachovia Bank, National Association, as Agent, Wachovia Securities, Inc. and J.P. Morgan Securities, Inc., as Joint Lead Arrangers/Joint Bookrunners, JPMorgan Chase Bank and Bank One, NA, as Syndication Agents, Wells Fargo Bank, National Association and KeyBank National Association, as Documentation Agents, SunTrust Bank, Citicorp North America, Inc. and SouthTrust Bank, as Co-Agents, and each of the financial institutions initially a signatory thereto together with their assignees (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated March 14, 2003, filed with the Securities and Exchange Commission on April 3, 2003, Commission File No. 1-10524).

5